Exhibit 10.9

People’s Insurance Company of China
Founded in 1949, with services covering all categories of insurance, as well as multiple sectors such as investment, health and pension, the institution’s county-level coverage reaches 100%		EE000C00200	No.35002209716739
PICC Property and Casualty Company Limited SRDI (Specialized, Refinement, Differential, Innovation) Insurance Policy
Policy No.: PZD8202235050000000078
Whereas the policyholder has insured with the insurer for SRDI insurance, and has paid the insurance premium according to the provisions of this insurance contract, the insurer agrees to assume the insurance liability in accordance with the provisions of the Patent Enforcement Insurance Terms, and hereby issues this insurance policy as evidence. Any additional terms, special agreements, endorsements, and insurance applications related to this insurance are integral parts of the insurance contract.
Policyholder Information
Name/Company Name: Huang Wenzao
Postal Code:		Contact Address: 31 Cikou Street, Honglai Town
Tel.:	Fax:	ID Type: ID card	ID No.:
Insured Information
Name/Company Name: Ewatt Robot Equipment Co., Ltd.
Postal Code:		Contact Address: Nan’an City, Quanzhou City, Fujian Province
Tel.:	Fax:	ID Type: Organization code certificate	ID No.:
Insurance Period
A total of 12 months, from December 31, 2022, 00:00 to December 30, 2023, 24:00
Retroactive Period
From [date] to [date]
Coverage

In accordance with the Patent Enforcement Insurance Terms:

Patent enforcement insurance, insurance amount: ￥5,700.00, cumulative limit of compensation for legal expenses: ￥5,700.00, compensation limit per patent: ￥5,700.00, deductible rate per patent: 5.00%.

Special Provisions
1. The absolute deductible rate for each accident under this insurance contract is 5%;
2. The limit of investigation expenses per patent cannot be adjusted for use with the limit of legal expenses;
3. Only applicable to invention and utility model patents.

No.	Patent Application No./ Patent No.	Patent Name	Product Produced Using Insured Patents
1	2021105962563	A retractable liquid autonomous discharge device for suction hoods	Liquid autonomous discharge
2	2020109181934	An environmentally friendly can compression device	Can compression
3	2020104088375	A fabric device for additive manufacturing equipment	Fabric manufacturing
4	2020114695529	An indoor automatic temperature-controlled foot spa device	Foot spa
5	2020116007735	A pre-cut yam box device	Yam cutting device
6	2021108819872	A device for repelling hornets in honeycombs	Hornet repelling device
7	2021107079103	A brush head wool combing machine for brush processing	Brush head wool combing machine
8	2021107003848	A semi-automatic oyster seedling device	Oyster seedling device
9	2021101324120	A shock-absorbing device for live fish transportation	Live fish transportation
10	2021105311134	A thermal towel replacement device	Thermal device
11	2021100552577	A comprehensive cleaning and maintenance storage device for cushions	Cushion maintenance storage device
12	2021106116158	A stone back net cutting device	Stone cutting device
13	2020107619747	A device for cutting loaches	Loach cutting device
14	2021101553242	A reciprocating vibration walnut shell breaking device	Walnut shell breaking device
15	2021100382769	A wear-resistant testing device for multi-sided abrasion snow removal brush for football production and processing	Snow removal testing device
16	2021114234245	A fixture for football production and processing	Football processing fixture
17	2021100065684	A sunflower seed separation device	Sunflower seed separation device
18	2020104380700	A kind of textile fabric printing equipment	Fabric printing equipment
19	2020114292212	An umbrella rotating drying device	Umbrella drying device
20	2020111615128	An automatic core removal device for canned blackberries	Core removal device
21	2020104010493	A rapid block pressing machine and its usage method for processing cattle dung	Cattle dung processing method
22	2021103806255	An electric airplane container lifting platform	Airplane lifting platform
23	202111053063X	A hoof trimming and polishing device	Hoof polishing device
24	2020108132790	A fully automatic mechanical rocking baby crib and its rocking method	Fully automatic baby crib
25	2021102457878	A row spacing adjustment mechanism for a seedling planting machine	Adjustment mechanism
26	2021103863794	A stainless steel basin repair device	Stainless steel repair device
27	2019110000212	A window cleaning robot with better cleaning effect, its control system, and method	Window cleaning robot
28	2021109152315	A spring-triggered self-locking door mousetrap and its control method	Self-locking door mousetrap

Insurance Premium Information
Insurance Amount: RMB (In Words) Five Thousand Seven Hundred Yuan in Total ￥5,700.00

Insurance Rate: 166.66666000‰
Total Insurance Premium: RMB (In Words) One Thousand Nine Hundred Yuan in Total ￥1,900.00 (including: Total non-taxable premium amount: RMB 1,792.45, Total VAT amount: RMB 107.55)

Insurer (Seal): PICC Property and Casualty Company Limited Quanzhou Branch Electronic Policy Seal
Fee Confirmation Time: 2022-12-30 16:30
Policy Printing Time: 2022-12-30 16:42	December 30, 2022
Sold by: Huian Branch Commercial Group Business Department
Insurer Contact Address: Insurance Building, 823 Xindong Street, Luocheng, Huian County
Postal Code: 362100	National Service Hotline: 95518	Fax:
Underwritten by: Luo Xiaoshuo	Prepared by: Chen Yanling	Handled by: Zheng Weijun

Sales Channel: Insurance Salesperson; Operator: Zheng Weijun; Operator ID: 11080612; Sales Outlet: Huian Branch Commercial Group Business Department; Tel.: 0595-87395518

Dear Customer, you can inquire about the insurance policy information through our company’s website (www.picc.com), 95518 customer service hotline, or nearby business outlets. If you have any objections to the query results, please contact our company through the above three channels.